ServiceSource Reports Fourth Quarter and Full Year 2012 Financial Results
  Reports fourth quarter revenue of $67.3 million and full year revenue of $243.7 million, up 11% and 19% year-over-year, respectively
  Achieves 2012 adjusted EBITDA of $20.9 million, up 17% year-over-year, and non-GAAP EPS of $0.10 per diluted share
  Adds Beckman Coulter, Intralinks and Rockwell Automation to growing list of customers; notable expansions include Adobe Marketing Cloud, Avaya and GE Healthcare, among others
  Increases Annual Contract Value (ACV) to $270.4 million, up 13% year-over-year

SAN FRANCISCO, February 6, 2013 - ServiceSource® (Nasdaq: SREV), the global leader in recurring revenue management, today announced financial results for the fourth quarter and fiscal year ended December 31, 2012.

"ServiceSource delivered a record year of revenue in 2012 resulting in 19% year-over-year growth, despite ACV that was heavily back end loaded," said Mike Smerklo, ServiceSource's Chairman and Chief Executive Officer. "Recurring revenue continues to grow as a percent of total revenue for companies around the world and this trend drives a growing interest in Renew OnDemand, the world's only cloud application built specifically to maximize recurring revenue. Our focus in 2013 is on investing in Renew OnDemand for innovation, improving productivity in our sales organization and executing with consistency."

Revenue was $67.3 million in the fourth quarter, representing an 11% increase over the $60.8 million delivered in the prior year. Revenue for the full year 2012 was $243.7 million, up 19% from $205.5 million in 2011.

For the fourth quarter of fiscal year 2012, adjusted EBITDA was $8.3 million, compared with $9.3 million for the same period last year. GAAP net loss in the quarter was $1.2 million, or $0.02 per share, compared with a profit of $1.7 million, or $0.02 per diluted share for the same period last year. Non-GAAP net income in the quarter was $3.6 million compared with $4.6 million for the same period last year. Non-GAAP EPS was $0.05 per diluted share, compared with $0.06 per diluted share for the same period last year.

For the full year 2012, adjusted EBITDA was $20.9 million, compared with $17.8 million for fiscal year 2011. GAAP net loss for the year was $42.8 million, or $0.58 per share, compared with a profit of $15.1 million, or $0.21 per diluted share for 2011. Non-GAAP net income for the year was $7.9 million, compared with $6.5 million in 2011. Non-GAAP EPS was $0.10 per diluted share, compared with $0.09 per diluted share for 2011.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

In addition, the company has named Ashley Fieglein Johnson to the role of Chief Financial Officer effective upon the filing of the company's fiscal year 2012 Form 10-K. Current CFO, David Oppenheimer, announced his departure in December of 2012. Previously, Ms. Johnson held the role of Senior Vice President of Finance at ServiceSource.

Quarterly Conference Call

ServiceSource will discuss its quarterly results and provide 2013 financial guidance today via teleconference at 1:30 p.m. Pacific Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. A live webcast of the call will also be available at http://ir.servicesource.com/events.cfm under the Events & Presentations menu. A replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

About ServiceSource International, Inc.

ServiceSource is the global leader in recurring revenue management. The world's most successful companies rely on us to maximize subscription, maintenance and support revenue, improve customer retention and increase business predictability and insight. ServiceSource delivers results with Renew OnDemand, the world's only cloud application built specifically to manage and grow recurring revenue, which can be combined with our industry-leading services.

With over a decade of experience focused exclusively in growing recurring revenue, our services and applications are based on proven best practices and global benchmarks. The company is headquartered in San Francisco, and has over $8 billion under management for customers in more than 150 countries and 40 languages.

ServiceSource, Renew OnDemand and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

For more information on ServiceSource, visit http://www.servicesource.com. To connect with ServiceSource, visit us on Twitter, Facebook, LinkedIn and YouTube.

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net revenue	$ 67,345	$ 60,779	$ 243,703	$ 205,501
Cost of revenue (1)	35,319	31,007	136,321	113,406
Gross profit	32,026	29,772	107,382	92,095
Operating expenses
Sales and marketing (1)	15,767	13,856	56,925	48,520
Research and development (1)	5,960	3,423	19,255	13,073
General and administrative (1)	10,496	8,955	41,135	33,647
Total operating expenses	32,223	26,234	117,315	95,240
Loss from operations	(197)	3,538	(9,933)	(3,145)
Interest expense	(56)	(51)	(236)	(503)
Other income (expense), net	(414)	(65)	(538)	(624)
Loss before income taxes	(667)	3,422	(10,707)	(4,272)
Income tax provision (benefit)	518	1,769	32,107	(19,383)
Net income (loss)	$ (1,185)	$ 1,653	$ (42,814)	$ 15,111

Net income (loss) per common share:
Basic	$ (0.02)	$ 0.02	$ (0.58)	$ 0.23
Diluted	$ (0.02)	$ 0.02	$ (0.58)	$ 0.21

Weighted-average shares used in computing net income
(loss) per common share:
Basic	75,090	71,602	74,270	66,656
Diluted	75,090	77,823	74,270	73,585

(1) Includes stock-based compensation expense as follows:
	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cost of revenue	$ 722	$ 591	$ 2,772	$ 1,877
Sales and marketing	2,310	1,475	8,146	4,456
Research and development	425	303	1,880	1,167
General and administrative	2,158	1,126	8,077	4,099
Total stock-based compensation	$ 5,615	$ 3,495	$ 20,875	$ 11,599

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 76,568	$ 65,983
Short-term investments	32,874	42,882
Accounts receivable, net	65,238	54,095
Current portion of deferred income taxes	389	3,526
Prepaid expenses and other	5,178	7,945
Total current assets	180,247	174,431
Property and equipment, net	34,513	26,840
Deferred income taxes, net of current portion	2,321	30,238
Other assets, net	1,057	1,118
Goodwill	6,334	6,334
Total assets	$ 224,472	$ 238,961

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 3,293	$ 8,617
Accrued taxes	1,056	924
Accrued compensation and benefits	15,738	21,749
Other accrued liabilities (including deferred revenue of $2,295 and $1,132 at December 31, 2012 and December 31, 2011, respectively)	10,403	7,639
Current portion of capital lease obligations	326	706
Total current liabilities	30,816	39,635
Long-term liabilities	6,729	2,310
Total liabilities	37,545	41,945
Stockholders' equity:
Common stock	8	7
Treasury stock	(441)	(441)
Additional paid-in capital	210,650	177,796
Retained earnings (accumulated deficit)	(23,398)	19,416
Accumulated other comprehensive income	108	238
Total stockholders' equity	186,927	197,016
Total liabilities and stockholders' equity	$ 224,472	$ 238,961

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Years Ended
	December 31,
	2012	2011
Cash flows from operating activities
Net income (loss)	$ (42,814)	$ 15,111
Adjustments to reconcile net income (loss) to net
cash used in operating activities:
Depreciation and amortization	10,014	9,372
Loss on disposal of fixed assets	-	46
Amortization of deferred financing costs	147	351
Accretion on premium on short-term investments	577	276
Deferred income taxes	31,682	(19,259)
Stock-based compensation	20,875	11,599
Tax benefit from stock-based compensation	(1,488)	(2,835)
Changes in operating assets and liabilities:
Accounts receivable	(10,714)	(4,972)
Prepaid expenses and other	4,067	(3,164)
Accounts payable	(2,477)	2,235
Accrued taxes	(802)	2,064
Accrued compensation and benefits	(5,290)	6,617
Accrued payables to customers	-	(30,640)	*
Other accrued liabilities	6,859	1,968
Net cash provided by (used in) operating activities	10,636	(11,231)

Cash flows from investing activities
Acquisition of property and equipment	(19,986)	(14,050)
Purchases of short-term investments	(64,000)	(53,795)
Sales of short-term securities	52,050	2,113
Maturities of short-term securities	21,415	8,190
Net cash used in investing activities	(10,521)	(57,542)

Cash flows from financing activities
Net proceeds from issuance of common stock in initial public offering and follow-on offering	-	110,753
Proceeds from revolving credit facility	-	23,424
Repayment of revolving credit facility	-	(23,424)
Repayments of long-term debt and capital leases	(725)	(16,252)
Payments of deferred debt issuance costs	(141)	(200)
Proceeds from common stock issuances	10,387	15,045
Tax benefit from stock-based compensation	1,488	2,835
Net cash provided by financing activities	11,009	112,181

Net increase in cash and cash equivalents	11,124	43,408
Effect of exchange rate changes on cash and cash equivalents	(539)	(77)
Cash and cash equivalents at beginning of period	65,983	22,652
Cash and cash equivalents at end of period	$ 76,568	$ 65,983

* Activity in 2011 resulted from $18.1 million in payments to Oracle/Sun and the related settlement of accrued payables owed to Oracle/Sun and amounts owed to the Company by Oracle/Sun.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource also provides investors with non-GAAP gross profit, net income, net income per share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the financial tables below under the heading, "GAAP to Non-GAAP Reconciliation."

ServiceSource believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus stock based compensation and amortization of internally-developed software.

Non-GAAP net income consists of net income (loss) plus stock-based compensation, amortization of internally-developed software and applying an income tax rate of 40% reflecting our estimated tax expense on our core operations. Accordingly, our non-GAAP calculation of net income has excluded a one-time, non-cash income tax charge of $33.1 million recorded during the period ended June 30, 2012 related to a valuation allowance for a substantial portion of the company's deferred tax assets. Results for the year ended December 31, 2011 reflect a one-time tax benefit related to the conversion of ServiceSource from a limited liability corporation to a Delaware corporation, which has also been excluded from the calculation of non-GAAP net income. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the company's stock price, stock market volatility, expected option lives and risk-free rates of return, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus depreciation and amortization, interest expense, other expenses, net, and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. ServiceSource uses Adjusted EBITDA as a measure of operating performance because it assists the company in comparing performance on a consistent basis, as it removes from the operating results the impact of the company's capital structure.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with generally accepted accounting principles in the United States.

ServiceSource International, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Net income (loss)	$ (1,185)	$ 1,653	$ (42,814)	$ 15,111
Income tax provision (benefit)	518	1,769	32,107	(19,383)
Interest expense	56	51	236	503
Other income (expense), net	414	65	538	624
Depreciation	2,922	2,263	10,003	9,372
EBITDA	2,725	5,801	70	6,227
Stock-based compensation	5,615	3,495	20,875	11,599
Adjusted EBITDA	$ 8,340	$ 9,296	$ 20,945	$ 17,826

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(Dollars in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Years Ended
		December 31,		December 31,
		2012	2011	2012	2011
Gross Profit
GAAP gross profit		$ 32,026	$ 29,772	$ 107,382	$ 92,095
Non-GAAP adjustments:
Stock-based compensation	(A)	722	591	2,772	1,877
Amortization of internally-developed software	(B)	577	261	1,467	1,457
Non-GAAP gross profit		$ 33,325	$ 30,624	$ 111,621	$ 95,429

Gross Profit %
GAAP gross profit		48%	49%	44%	45%
Non-GAAP adjustments:
Stock-based compensation	(A)	1%	1%	1%	1%
Amortization of internally-developed software	(B)	1%	0%	1%	1%
Non-GAAP gross profit		49%	50%	46%	47%
Certain totals do not add due to rounding
Operating Expenses
GAAP operating expenses		$ 32,223	$ 26,234	$ 117,315	$ 95,240
Stock-based compensation	(A)	(4,893)	(2,904)	(18,103)	(9,722)
Amortization of internally-developed software	(B)	(412)	(554)	(1,579)	(2,477)
Non-GAAP operating expenses		$ 26,918	$ 22,776	$ 97,633	$ 83,041

Net Income (Loss)
GAAP net income (loss)		$ (1,185)	$ 1,653	$ (42,814)	$ 15,111
Non-GAAP adjustments:
Stock-based compensation	(A)	5,615	3,495	20,875	11,599
Amortization of internally-developed software	(B)	989	815	3,046	3,934
One-time tax items	(C)	-	-	33,072	(20,740)
Income tax effect on non-GAAP adjustments and impact
of normalizing the effective income tax rate	(D)	(1,857)	(1,324)	(6,251)	(3,417)
Non-GAAP net income		$ 3,562	$ 4,639	$ 7,928	$ 6,487

Diluted Net Income (Loss) Per Share
GAAP diluted net income (loss) per share		$ (0.02)	$ 0.02	$ (0.58)	$ 0.21
Non-GAAP adjustments:
Stock-based compensation	(A)	0.07	0.04	0.26	0.16
Amortization of internally-developed software	(B)	0.01	0.01	0.04	0.05
One-time tax items	(C)	-	-	0.42	(0.28)
Income tax effect on non-GAAP adjustments as
well as the impact of normalizing the effective
income tax rate and calculating non-GAAP net
income per share using a fully-diluted share count	(D)	(0.02)	(0.01)	(0.05)	(0.05)
Non-GAAP diluted net income per share		$ 0.05	$ 0.06	$ 0.10	$ 0.09
Shares used in calculating diluted net income per share
on a non-GAAP basis		77,831	77,823	79,093	73,585

Footnotes to GAAP to Non-GAAP Reconciliation

(A)

Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options and awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B)

Amortization of internally-developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally-developed software reflects non-cash expense for certain software purchases and software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C)

One-time tax items. We elected to be treated as a corporation under Subchapter C of Chapter 1 of the United States Internal Revenue Code, effective March 1, 2011, and therefore became subject to federal and state tax expense beginning March 1, 2011. As a result of this tax election, we recorded a net deferred tax asset and a one-time non-cash tax benefit of $21.4 million in the first quarter of 2011. During the second quarter of 2012, we recorded a $33.1 million non-cash charge against a substantial portion of our deferred tax assets, much of which was recorded in connection with electing to be treated as a corporation, because the recoverability of these items for financial reporting purposes is uncertain. We have excluded these items from our non-GAAP measures because they are non-recurring and unique, they are non-cash in nature and are not indicative of our core operating performance.

(D)

Income tax effect on non-GAAP adjustments as well as the impact of normalizing the effective income tax rate and calculating non-GAAP net income per share using a fully-diluted share count. This adjusts (i) the provision for income taxes to reflect the effect of the non-GAAP items A, B and C noted above on our non-GAAP net income; (ii) the income tax rate to a normalized effective tax rate of 40%; and (iii) non-GAAP earnings per share based on a fully-diluted share count.

ServiceSource International, Inc.
Revenue by Segment
(In thousands)
(unaudited)

	Three Months Ended December 31,
	2012		2011
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 39,320	58%	$ 39,047	64%
EMEA	21,478	32%	16,732	28%
APJ	6,547	10%	5,000	8%
	$ 67,345	100%	$ 60,779	100%

	Years Ended December 31,
	2012		2011
		% of		% of
	$	Revenue	$	Revenue

NALA	$ 150,041	62%	$ 127,430	62%
EMEA	66,902	27%	58,344	28%
APJ	26,760	11%	19,727	10%
	$ 243,703	100%	$ 205,501	100%

Investor Relations Contact for ServiceSource:

Mike Magaro
ServiceSource International, Inc.
(415) 901-1168
mmagaro@servicesource.com